                                                  EXHIBIT 11  Page 1

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                  (In millions except per share amounts)

                                                  Three Months Ended
                                                       March 31,
                                                  -------------------
                                                    1994       1993
                                                  --------   --------
COMPUTATION FOR STATEMENTS OF INCOME
 Income before cumulative effects of
  changes in accounting principles                 $ 144.9    $ 138.9
                                                   -------    -------
 Cumulative effects of changes in accounting
  principles                                       $  --      $ 223.3
                                                   -------    -------
 Weighted average number of shares outstanding       138.2      140.2
                                                   -------    -------
 Primary earnings per share:
  Income before accounting changes                 $  1.05    $  0.99
  Cumulative effects of accounting changes            --         1.59
                                                   -------    -------
       Net income                                  $  1.05    $  2.58
                                                   =======    =======
ADDITIONAL PRIMARY COMPUTATION
 Income before cumulative effects of
  changes in accounting principles                 $ 144.9    $ 138.9
                                                   -------    -------
 Cumulative effects of changes in accounting
  principles                                       $  --      $ 223.3
                                                   -------    -------
 Adjustment to weighted average number
  of shares outstanding:
   Weighted average number of shares outstanding
     per primary computation above                   138.2      140.2
   Dilutive effect of outstanding options,
     stock appreciation rights (SARs) and
     performance share units (PSUs) (as
     determined by the application of the
     treasury stock method)(F1)                        1.3        1.2
                                                   -------    -------
       Weighted average number of shares
        outstanding, as adjusted                     139.5      141.4
                                                   =======    =======
 Primary earnings per share, as adjusted(F2):
  Income before accounting changes                 $  1.04    $  0.98
  Cumulative effects of accounting changes            --         1.58
                                                   -------    -------
       Net income                                  $  1.04    $  2.56
                                                   =======    =======
[FN]
F1 See Note 13 of Notes to Consolidated Financial Statements in Norfolk
   Southern's 1993 Annual Report on Form 10-K for a description of the Long-Term Incentive Plan.

F2 These calculations are submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3 percent.

                                                  EXHIBIT 11  Page 2

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                  (In millions except per share amounts)


                                                  Three Months Ended
                                                       March 31,
                                                  -------------------
                                                    1994       1993
                                                  --------   --------
FULLY DILUTED COMPUTATION
 Income before cumulative effects of changes in
  accounting principles, per primary computation   $ 144.9    $ 138.9

 Adjustment to increase earnings to requisite
  level to earn maximum PSUs, net of tax effect       21.7       37.3
                                                   -------    -------
 Income before cumulative effects, as adjusted       166.6      176.2

 Cumulative effects of changes in accounting
  principles                                          --        223.3
                                                   -------    -------
       Net income, as adjusted                     $ 166.6    $ 399.5
                                                   =======    =======
 Adjustment to weighted average number
  of shares outstanding, as adjusted for
  additional primary calculation:
   Weighted average number of shares
     outstanding, as adjusted per additional
     primary computation on page 1                   139.5      141.4
   Additional dilutive effect of outstanding
     options and SARs (as determined by
     the application of the treasury stock
     method using period end market price)            --         --
   Additional shares issuable at maximum
     level for PSUs                                    0.1        0.2
                                                   -------    -------
       Weighted average number of
        shares, as adjusted                          139.6      141.6
                                                   =======    =======
 Fully diluted earnings per share(F3):
  Income before accounting changes                 $  1.19    $  1.24
  Cumulative effects of accounting changes            --         1.58
                                                   -------    -------
       Net income                                  $  1.19    $  2.82
                                                   =======    =======

[FN]
F3 These calculations are submitted in accordance with Regulation S-K item
   601(b)(11) although they are contrary to paragraph 40 of APB Opinion No. 15 because they produce an anti-dilutive result.